Exhibit 4.9



                       RECKSON SERVICE INDUSTRIES, INC.

                          CERTIFICATE OF DESIGNATIONS

                    ESTABLISHING AND FIXING THE RIGHTS AND
             PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK



         Reckson Service Industries, Inc., a Delaware corporation (the "Corporation"), certifies that:

First : Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of its Certificate of Incorporation, as heretofore amended (which, as hereafter restated or amended from time to time, are together with these Certificate of Designations herein called the "Certificate of Incorporation"), the Board of Directors has, by resolution, duly designated and classified 3,000 shares of the Preferred Stock of the Corporation into a series designated 8 7/8 % Series A-6 Convertible Cumulative Preferred Stock and has provided for the issuance of such series.

Second : The preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such series of Preferred Stock, which upon any restatement of the Certificate of Incorporation shall be included as part of Article VI of the Certificate of Incorporation, are as follows:

         8 7/8% SERIES A-6 CONVERTIBLE CUMULATIVE PREFERRED STOCK

(1)      Designation and Number.

         A series of Preferred Stock of the Corporation ("Preferred Stock"), designated the "8 7/8% Series A-6 Convertible Cumulative Preferred Stock" (the "Series A-6 Preferred"), is hereby established. The number of shares of the Series A-6 Preferred shall be 3,000.

(2)      Rank.

         The Series A-6 Preferred will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of Common Stock of the Corporation ("Common Stock") and to all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank junior to such Series A-6 Preferred; (b) on a parity with all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation that rank senior to the Series A-6 Preferred in accordance with Section 6(d). The term "equity securities" shall not include convertible debt securities.

(3)      Distributions.

         (a) Holders of the shares of Series A-6 Preferred shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 8 7/8% per annum of the liquidation preference per share (equivalent to $88.75 per annum per share of Series A-6 Preferred ). Distributions on the Series A-6 Preferred shall be cumulative from February 28, 2000 and shall be payable quarterly in arrears on February 28, May 28, August 28 and November 28 of each year or, if not a business day, the next succeeding business day, commencing May 28, 2000 (each, a "Distribution Payment Date"). Any distribution payable on the Series A-6 Preferred for a partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

         (b) Notwithstanding the foregoing, the Corporation may elect to pay any distribution on the Series A-6 Preferred by delivery of shares of Common Stock, but if and only if the following conditions have been satisfied:

             (i) The shares of Common Stock deliverable in payment of such distribution shall have a fair market value as of the Distribution Payment Date equal to not less than the amount of such distribution. For purposes of this Section 3, the fair market value of shares of Common Stock shall be equal to 97.5% of the Current Market Price for the Trading Day immediately preceding such distribution;

             (ii) If such shares of Common Stock are delivered on or prior to the second anniversary of the issue date of the Series A-6 Preferred, then such shares shall be registered under the Securities Act of 1933 for resale by the holders of the Series A-6 Preferred, and the Corporation shall have delivered to each holder a current prospectus pursuant to which such resale may be effected; and in the event any shares of Common Stock to be issued in respect of any subsequent distribution require registration under any Federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act of 1933 upon issuance, such registration shall have been completed and shall have become effective prior to the date of such distribution;

             (iii) In the event any shares of Common Stock to be issued in respect of such require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon issuance, such registration shall have been completed or have become effective and such approval shall have been obtained, in each case, prior to the date of such distribution;

             (iv) The shares of Common Stock delivered in payment of such distribution shall have been accepted for quotation on the Nasdaq National Market immediately prior to the date of such distribution;

             (v) All shares of Common Stock delivered in payment of such distribution shall, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

             (vi) In respect of each such Distribution Payment Date, the Corporation shall have given the holders of the Series A-6 Preferred not less than three nor more than 15 Trading Days' notice of its election to effect payment in respect of such distribution by delivery of shares of Common Stock.

             (vii) If all of the conditions set forth in the foregoing clauses
(i) through (vi) are not satisfied in accordance with the terms thereof, any such distribution shall be paid by the Corporation only in cash.

             (viii) Notwithstanding the foregoing, at no time will the Corporation deliver shares of Common Stock to any holder in satisfaction of a distribution if the number of shares so delivered, together with the number of shares of Common Stock owned (or deemed for bank regulatory purposes to be owned) by such holder and its affiliates as theretofore notified to the Corporation (in a notice delivered not less than seven Trading Days prior to the relevant Distribution Payment Date), represent more than 4.9% of the Common Stock then outstanding. If the limitation set forth in the previous sentence would apply to any distribution, the Corporation may elect (by notice to the holder delivered not less than three Trading Days prior to the relevant Distribution Payment Date) to satisfy a portion of such distribution in shares of Common Stock (up to the maximum number of shares permitted under the limitation set forth in the previous sentence) and the balance in cash.

             (ix) Any issuance of shares of Common Stock in respect of any distribution pursuant to this Section 3 shall be deemed to have been effected immediately prior to the close of business on the Distribution Payment Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such delivery shall be deemed to have become on such date the holder or holders of record of the shares represented thereby; provided, however, that in case any installment shall be deliverable on a date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued pursuant to this Section 3 declared prior to the relevant delivery date.

             (x) No fractions of shares shall be issued upon any payment made in shares of Common Stock in respect of the Series A-6 Preferred. Instead of any fractional share of Common Stock which would otherwise be so issuable, the Corporation will round up to the next higher whole share or pay such fractional share in cash (based on the Current Market Price for the immediately preceding Trading Day).

             (xi) Any issuance and delivery of certificates for shares of Common Stock pursuant to this Section 3 shall be made without charge to holders of Series A-6 Preferred for such certificates or for any documentary, stamp or similar issue tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Corporation shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of a holder of Series A-6 Preferred, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or duty or has established, to the satisfaction of the Corporation, that such tax or duty has been paid. Upon the request of any holder, given not less than two Trading Days prior to the date of distribution, delivery of any shares of Common Stock issuable to such holders with respect of such distribution shall be effected through the facilities of The Depository Trust Company.

         (c) No distributions on the Series A-6 Preferred shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization , payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

         (d) Distributions on the Series A-6 Preferred will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Additional distributions will accumulate on the amount of any accumulated but unpaid distributions on the Series A-6 Preferred beyond the applicable Distribution Payment Date, at the rate of 10 7/8% per annum, computed on a daily basis.

         (e) No full distributions will be authorized or paid or set apart for payment on any equity securities of the Corporation ranking, as to distributions, on a parity with or junior to the Series A-6 Preferred for any period unless full distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series A-6 Preferred for all past distribution periods and the then current distribution period. When distributions are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series A-6 Preferred and the other equity securities of the Corporation ranking on a parity as to distributions with the Series A-6 Preferred, all distributions authorized upon the Series A-6 Preferred and any other equity securities of the Corporation ranking on a parity as to distributions with the Series A-6 Preferred shall be authorized pro rata so that the amount of distributions authorized per share of Series A-6 Preferred and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series A-6 Preferred and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have cumulative distributions) bear to each other.

         (f) Unless full distributions on the Series A-6 Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon the Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series A-6 Preferred as to distributions or upon liquidation, nor shall any shares of Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series A-6 Preferred as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior as to the Series A-6 Preferred with respect to distributions and upon liquidation).

         (g) Any distribution payment made on shares of the Series A-6 Preferred shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(4)      Liquidation Preference.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (referred to herein as a "liquidation"), the holders of the Series A-6 Preferred will be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions, in cash or property at its fair market value as determined by the Corporation's Board of Directors, in the amount of a liquidation preference of $1,000 per share, plus an amount equal to any accumulated and unpaid distributions to the date of such liquidation, before any distribution or payment is made to holders of Common Stock or any other equity securities of the Corporation ranking junior to the Series A-6 Preferred as to the distribution of assets upon a liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A-6 Preferred will have no right or claim to any of the remaining assets of the Corporation.

         (b) In the event that, upon any liquidation of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A-6 Preferred and the corresponding amounts payable on all other equity securities of the Corporation ranking on a parity with Series A-6 Preferred in the distribution of assets upon a liquidation, then the holders of Series A-6 Preferred and all other such equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (c) The consolidation or merger of the Corporation with or into any other entity, or the merger of another entity with or into the Corporation, or a statutory share exchange by the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation of the Corporation.

(5)      Redemption.

         (a) Shares of Series A-6 Preferred will not be redeemable prior to February 28, 2003. On or after February 28, 2003, the Corporation may redeem shares of the Series A-6 Preferred, in whole or in part, from time to time, at a redemption price of $1,000 per share, plus all accumulated and unpaid distributions thereon to the date fixed for redemption, payable in cash, upon not less than 30 nor more than 60 days' prior written notice. Notwithstanding the foregoing, the Corporation may exchange shares of Series A-6 Preferred for other shares of Convertible Cumulative Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement dated January 25, 2000 between the Corporation and the Purchaser named therein.

         (b) If fewer than all of the outstanding shares of Series A-6 Preferred are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board of Directors of the Corporation.

         (c) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 35 nor more than 60 days prior to the date fixed for redemption (the "Series A-6 Preferred Stock Redemption Date"), addressed to the respective holders of record of the Series A-6 Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. Each notice of redemption shall state: (i) the redemption date;
(ii) the number of shares of Series A-6 Preferred to be redeemed; (iii) the redemption price; (iv) whether such redemption price will be paid in cash or, subject to the conditions set forth in Section 5(d), by delivery of shares of Common Stock; (v) the place or places where certificates representing such shares of Series A-6 Preferred are to be surrendered for payment of the redemption price; (vi) that distributions on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the date upon which the holder's conversion rights as to such shares shall terminate. If fewer than all the shares of Series A-6 Preferred are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A-6 Preferred to be redeemed from each such holder.

         (d) Notwithstanding the foregoing, the Corporation may elect to pay the redemption price of shares of Series A-6 Preferred called for redemption by delivery of shares of Common Stock, but if and only if the following conditions have been satisfied:

             (i) The shares of Common Stock deliverable in payment of such redemption price shall have a fair market value as of the Series A-6 Preferred Stock Redemption Date equal to not less than the amount of such redemption price due hereunder. For purposes of this Section 5, the fair market value of shares of Common Stock shall be equal to 95% of the daily volume-weighted average of the Current Market Price for the twenty Trading Days immediately preceding the Series A-6 Preferred Stock Redemption Date;

             (ii) In the event any shares of Common Stock to be issued in respect of such redemption price require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act of 1933 upon issuance, such registration shall have been completed and shall have become effective prior to the Series A-6 Preferred Stock Redemption Date;

             (iii) In the event any shares of Common Stock to be issued in respect of such redemption price require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon issuance, such registration shall have been completed or have become effective and such approval shall have been obtained, in each case, prior to the Series A-6 Preferred Stock Redemption Date;

             (iv) The shares of Common Stock delivered in payment of such redemption price shall have been accepted for quotation on the Nasdaq National Market immediately prior to the Series A-6 Preferred Stock Redemption Date;

             (v) All shares of Common Stock delivered in payment of such redemption price shall, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

             (vi) If all of the conditions set forth in the foregoing clauses
(i) through (v) are not satisfied in accordance with the terms thereof, any such redemption price shall be paid by the Corporation only in cash.

             (vii) Notwithstanding the foregoing, at no time will the Corporation deliver shares of Common Stock to any holder in satisfaction of a redemption if the number of shares so delivered, together with the number of shares of Common Stock owned (or deemed for bank regulatory purposes to be owned) by such holder and its affiliates as theretofore notified to the Corporation (in a notice delivered not less than 20 Trading Days prior to the relevant Series A-6 Preferred Stock Redemption Date), represent more than 4.9% of the Common Stock then outstanding. If the limitation set forth in the previous sentence would apply to any redemption, the Corporation may elect (by notice to the holder delivered not less than 20 Trading Days prior to the relevant Series A-6 Preferred Stock Redemption Date) to satisfy a portion of such redemption price in shares of Common Stock (up to the maximum number of shares permitted under the limitation set forth in the previous sentence) and the balance in cash.

             (viii) Any issuance of shares of Common Stock in respect of any redemption pursuant to this Section 5 shall be deemed to have been effected immediately prior to the close of business on the Series A-6 Preferred Stock Redemption Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such delivery shall be deemed to have become on such date the holder or holders of record of the shares represented thereby; provided, however, that in case such shares shall be deliverable on a date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued pursuant to this Section 5 declared prior to the relevant delivery date.

             (ix) No fractions of shares shall be issued upon any payment made in shares of Common Stock in respect of any redemption of Series A-6 Preferred. Instead of any fractional share of Common Stock which would otherwise be so issuable, the Corporation will round up to the next higher whole share or pay such fractional share in cash (based on the Current Market Price for the immediately preceding Trading Day).

             (x) Any issuance and delivery of certificates for shares of Common Stock pursuant to this Section 5 shall be made without charge to holders of Series A-6 Preferred for such certificates or for any documentary, stamp or similar issue tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Corporation shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of a holder of Series A-6 Preferred, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or duty or has established, to the satisfaction of the Corporation, that such tax or duty has been paid. Upon the request of any holder, given not less than two Trading Days prior to the Series A-6 Preferred Stock Redemption Date, delivery of any shares of Common Stock issuable to such holders in respect to such redemption shall be effected through the facilities of The Depository Trust Company.

         (e) At its election, the Corporation, prior to the Series A-6 Preferred Stock Redemption Date, may irrevocably deposit the cash redemption price (including accumulated and unpaid distributions) of the Series A-6 Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice of redemption to holders of the Series A-6 Preferred to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such Series A-6 Preferred at such place on or about the date fixed in such redemption notice (which may not be later than the Series A-6 Preferred Stock Redemption Date) against payment of the redemption price (including all accumulated and unpaid distributions to the Series A-6 Preferred Stock Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the Series A-6 Preferred at the end of two years after the Series A-6 Preferred Stock Redemption Date will be returned by such bank or trust company to the Corporation.

         (f) No failure to give notice of redemption or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A-6 Preferred except as to the holder to whom notice was defective or not given.

         (g) On or after the Series A-6 Preferred Stock Redemption Date, each holder of Series A-6 Preferred to be redeemed must present and surrender the certificates representing the Series A-6 Preferred to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificates as the owner thereof and each surrendered certificate will be canceled. In the event that fewer than all the shares of Series A-6 Preferred are to be redeemed, a new certificate will be issued representing the unredeemed shares.

         (h) From and after the Series A-6 Preferred Stock Redemption Date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series A-6 Preferred called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to the Series A-6 Preferred Stock Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the Corporation's records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

         (i) Unless full distributions on all shares of Series A-6 Preferred shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no shares of Series A-6 Preferred shall be redeemed unless all outstanding shares of Series A-6 Preferred are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A-6 Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A-6 Preferred.

         (j) Unless full distributions on all shares of Series A-6 Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A-6 Preferred (except by conversion into or exchange for equity securities of the Corporation ranking junior to the Series A-6 Preferred as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A-6 Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A-6 Preferred.

         (k) Immediately prior to any redemption of Series A-6 Preferred, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the Series A-6 Preferred Stock Redemption Date, unless such Series A-6 Preferred Stock Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A-6 Preferred at the close of business on such Distribution Payment Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A-6 Preferred for which a notice of redemption has been given.

         (l) Any shares of Series A-6 Preferred that have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

         (m) The Series A-6 Preferred will not have a stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

(6)      Voting Rights.

         (a) Holders of the Series A-6 Preferred will not have any voting rights, except as set forth below. In any matter in which the Series A-6 Preferred is entitled to vote, including any action by written consent, each share of Series A-6 Preferred shall be entitled to one vote.

         (b) Whenever distributions on any shares of Series A-6 Preferred shall be in arrears for more than two applicable Distribution Payment Dates, (a "Preferred Distribution Default"), the holders of such shares of Series A-6 Preferred (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the outstanding shares of Series A-6 Preferred or the holders of any other series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on such shares of Series A-6 Preferred for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment. In such cases, the entire Board of Directors of the Corporation will be increased by two directors.

         (c) If and when all accumulated distributions and the distribution for the current distribution period on the Series A-6 Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series A-6 Preferred shall be divested of the voting rights set forth in
Section 6(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or set aside for payment in full on all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate immediately. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A-6 Preferred when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board of Directors.

         (d) So long as any shares of Series A-6 Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of record of at least two-thirds of the outstanding shares of the Series A-6 Preferred given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any equity securities ranking senior to the Series A-6 Preferred with respect to payment of distributions or the distribution of assets upon a liquidation of the Corporation or reclassify any authorized stock of the Corporation into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock, (ii) issue any share or other security convertible into Common Stock at a conversion price equal to less than the Current Market Price of the Common Stock on the Trading Day immediately preceding the issue date of such share or other security, or (iii) amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A-6 Preferred or the holders thereof; provided, however, that the holders of the Series A-6 Preferred shall not be entitled to any voting rights in connection with an Event if as a result of such Event (a) shares of Series A-6 Preferred remain outstanding with the terms thereof materially unchanged or (b) the Corporation is not the surviving entity but the surviving entity issues to the holders of the Series A-6 Preferred the same number of shares of a separate class of preferred stock with rights, preferences, privileges and voting powers that are materially unchanged from the preferences, rights, privileges and other terms of the Series A-6 Preferred; and provided, further, that (x) any increase in the amount of the authorized Series A-6 Preferred or the creation or issuance of any other series of Preferred Stock or (y) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A-6 Preferred with respect to payment of distributions or the distribution of assets upon a liquidation of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A-6 Preferred shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)      Conversion.

         (a) Subject to Section 8, shares of Series A-6 Preferred will be convertible at any time on or after February 28, 2001, at the option of the holders thereof, into Common Stock at a conversion rate of 14.1393 shares of Common Stock for each share of Series A-6 Preferred, subject to adjustment as described below (the "Conversion Rate"); provided, however, that the right to convert shares of Series A-6 Preferred called for redemption will terminate at the close of business on the Trading Day immediately preceding the Series A-6 Preferred Stock Redemption Date.

         (b) To exercise the conversion right, the holder of each Series A-6 Preferred to be converted shall surrender the certificate representing such Series A-6 Preferred, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Corporation that such holder elects to convert such Series A-6 Preferred. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series A-6 Preferred is registered, in which case the Corporation shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Series A-6 Preferred shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Rate in effect at such time and on such date unless the stock transfer records of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer records are open, but such conversion shall be at the Conversion Rate in effect on the date on which such shares have been surrendered and such notice received by the Corporation.

         (d) Upon surrender of shares of Series A-6 Preferred for conversion, the converting holder shall be entitled to receive all accumulated and unpaid distributions on such shares to the date of conversion, payable in cash or, at the election of the Corporation but subject to the conditions set forth in
Section 3(b), in shares of Common Stock. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for any distribution on the Common Stock that is issued upon such conversion.

         As promptly as practicable after the surrender of certificates for Series A-6 Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(e). Upon request of the converting holder, such delivery shall be effected through the facilities of The Depository Trust Company.

         (e) No fractional shares of Common Stock shall be issued upon conversion of Series A-6 Preferred. Instead of any fractional share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A-6 Preferred, the Corporation shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series A-6 Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-6 Preferred so surrendered.

         (f) The Conversion Rate shall be adjusted from time to time as follows:

         (1) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (2) Subject to the last sentence of paragraph (7) of this Section 7(f), in case the Corporation shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) Subject to the last sentence of paragraph (7) of this Section 7(f), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this
Section 7(f), (ii) any dividend or distribution paid exclusively in cash,
(iii) any dividend or distribution referred to in paragraph (1) of this
Section 7(f) and (iv) any merger or consolidation to which Section 7(l) applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. However, if such fraction shall be not more than zero
(0), no adjustment to the Conversion Rate will be made. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this Section 7(f).

         (5) In case the Corporation shall, by dividend or otherwise, make a Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such Cash Distribution divided by (2) the number of shares of Common Stock outstanding on such Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock on such Determination Date.

         (6) In case the Corporation or any Subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all shares validly tendered and not withdrawn as of the Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 7(f)) of the Common Stock as of such Determination Date. However, if such fraction shall be not more than zero (0), no adjustment to the Conversion Rate will be made.

         (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 7(l) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 7(f)). Rights or warrants issued by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 7(f) not be deemed issued until the occurrence of the earliest Trigger Event.

         (8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section 7(f), the current market price per share of Common Stock on any date shall be calculated by the Corporation and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days ending on the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (10) The Corporation may, in its sole discretion, make such increases in the Conversion Rate, for such period of time (not shorter than five Trading
Days) as the Company may elect, in addition to those required by paragraphs
(1), (2), (3), (4), (5) and (6) of this Section 7(f) as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         (g) Whenever the Conversion Rate is adjusted as provided in Section 7(f), the Corporation shall compute the adjusted Conversion Rate in accordance with Section 7(f) and shall prepare a certificate signed by the chief financial officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holders of the Series A-6 Preferred.

         (h) In case:

                  (1) the Corporation shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 7(f); or

                  (2) the Corporation shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3) of any reclassification of the Common Stock of the Corporation, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (5) the Corporation or any Subsidiary shall commence a tender offer for all or a portion of the Corporation's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Corporation shall cause to be delivered to the holders of the Series A-6 Preferred at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 7(h).

         (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A-6 Preferred, the full number of shares of Common Stock then issuable upon the conversion of the Series A-6 Preferred.

         (j) Except as provided in the next sentence, the Corporation will pay any and all documentary, stamp or similar issue and transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A-6 Preferred. The Corporation shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Series A-6 Preferred, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

         (k) The Corporation agrees that all shares of Common Stock which may be delivered upon conversion of the Series A-6 Preferred, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Corporation's authorized but unissued Common Stock).

         (l) In case of any consolidation of the Corporation with any other person, or any merger of the Corporation into another person or of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), recapitalization or other transaction in which the Common Stock is exchanged for or converted into other securities or assets, the person formed by such consolidation or resulting from such merger, or issuing such other securities or assets, as the case may be, shall execute and deliver to the holders of the Series A-6 Preferred a supplemental agreement providing that such holder have the right thereafter, during the period the Series A-6 Preferred shall be convertible as specified in this
Section 7, to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation or merger, recapitalization or other transaction (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Corporation into which the Series A-6 Preferred might have been converted immediately prior to such consolidation, merger, recapitalization or other transaction, assuming such holder of Common Stock of the Corporation (i) is not a person with which the Corporation consolidated, into which the Corporation merged or which merged into the Corporation or was a party to such recapitalization or other transaction, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, recapitalization or other transaction by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 7(1) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization or other transaction by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this Section 7(l) shall similarly apply to successive consolidations, mergers, recapitalizations or other transactions. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, recapitalization or other transaction by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act of 1933, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

         (m) The Corporation (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act of 1933, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the shares of Common Stock issuable upon conversion of the Series A-6 Preferred to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under such Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Corporation shall not be required to register the resale of the Series A-6 Preferred or the issuance or sale of the Common Stock issuable on conversion thereof under the Securities Act, except pursuant to the Registration Rights Agreement between the Corporation and the initial holder of the Series A-6 Preferred); and (ii) will have the shares of Common Stock required to be issued and delivered upon conversion of the Series A-6 Preferred, prior to such issuance or delivery, approved for quotations on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted, or, if applicable, listed on the principal national securities exchange on which outstanding Common Stock is listed at the time of such delivery.

(8)      Ownership Limitations.

         Notwithstanding the foregoing, at no time will any holder be entitled to convert shares of Series A-6 Preferred into shares of Common Stock that, together with the number of shares of Common Stock owned (or deemed for bank regulatory purposes to be owned) by such holder and its affiliates as set forth in the notice of conversion, represent more than 4.9% of the Common Stock then outstanding. If at any time the Conversion Rate and the number of shares of the Series A-6 Preferred held by any holder would result in a greater number of shares being issuable to such holder upon conversion, then for so long as such condition shall exist, upon exercise of the conversion right such holder shall receive (i) up to that number of shares of Common Stock that, together with the number of shares of Common Stock owned (or deemed for bank regulatory purposes to be owned) by such holder and its affiliates as set forth in the notice of conversion, represent 4.9% of the Common Stock then outstanding, and (ii) an amount (in cash but not less than zero), payable in immediately available funds, determined pursuant to the formula:

                  C      =      ((N x CR) - I)    x    S

         where    C      =      the cash amount receivable by the holder;

                  N      =      the number of shares of the Series A-6
                                Preferred being converted;

                  CR       =    the Conversion Rate (per share of the Series
                                A-6 Preferred);

                  I        =    the number of shares of Common Stock issuable
                                pursuant to clause (i) above;

                           and

                  S        =    the Current Market Price of the Common Stock
                                on the date of conversion.

(9)      Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day". The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

         "Cash Distribution" means the distribution by the Corporation to holders of its Common Stock of cash, as an ordinary or extraordinary dividend, other than any cash that is distributed upon a merger or consolidation to which Section 7(l) applies or as part of a distribution referred to in paragraph (4) of Section 7(f).

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Corporation authorized at the date of this instrument as originally executed. Subject to the provisions of Section 7(l), shares issuable on conversion or repurchase of the Series A-6 Preferred shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of the Series A-6 Preferred shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Current Market Price" of publicly traded Common Stock or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange or not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

         "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

         "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the fair market value (as determined in good faith by the Corporation's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock over
(ii) the current market price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

         "Subsidiary" means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one ore more of the other Subsidiaries of the Corporation (or a combination thereof); and (2) any partnership, limited liability company or similar pass-through entity, (a) the sole general partner or the managing general partner or managing member of which is the Corporation or a Subsidiary of the Corporation or (b) the only general partners, managing members, or persons, however designated in corresponding roles, of which are the Corporation or of one or more Subsidaries of the Corporation (or any combination thereof).

         "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Transfer Agent" means American Stock Transfer & Trust Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Series A-6 Preferred.

         (10) Any determination by the Board of Directors pursuant to the terms of the Series A-6 Preferred shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

Third : The Series A-6 Preferred has been classified and designated by the Board of Directors under the authority contained in the Certificate of Designations.

Fourth : This Certificate of Designations has been approved by the Board of Directors in the manner and by the vote required by law.

Fifth : This Certificate of Designations shall be effective upon filing with the Secretary of State.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


        IN WITNESS WHEREOF, RECKSON SERVICE INDUSTRIES, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that, to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects.

                                    RECKSON SERVICE INDUSTRIES, INC.




                                    By:  /s/ Jeffrey Neumann
                                       ----------------------------------
                                       Name:   Jeffrey Neumann
                                       Title:  Executive Vice President



         [SEAL]

         ATTEST:


         /s/ Jason M. Barnett
         --------------------------
         Name:  Jason M. Barnett
         Title: Assistant Secretary